Exhibit 10.5

SUPERMEDIA INC.

DIRECTOR STOCK-SETTLED

RESTRICTED STOCK UNIT AWARD AGREEMENT

<< Full Name>>

Grantee

Date of Award:	March 12, 2010
Number of Restricted Stock Units:	1,317
Expiration Date:	<< >>
General Vesting Schedule/Restricted Period:	Three (3) years, with vesting in equal installments of one-third (1/3) on the anniversary date of the Date of Award in each of the years.

AWARD OF RESTRICTED STOCK UNITS

1.                                      GRANT OF RSU AWARD.  SuperMedia Inc., a Delaware corporation (the “Company”), pursuant to the SuperMedia Inc. 2009 Long-Term Incentive Plan (the “Plan”), hereby awards to you, the above-named Grantee, effective as of the Date of Award set forth above (the “Date of Award”), that number of restricted stock units set forth above (the “RSUs”), on the following terms and conditions:

During the Restricted Period, the RSUs will be evidenced by entries in a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for your benefit.  For purposes of this Agreement, the term “Restricted Period” means the period designated by the Committee during which the RSUs are subject to forfeiture and restrictions on transfer (the “Forfeiture Restrictions”).  The Restricted Period and all Forfeiture Restrictions on the RSUs covered hereby shall lapse as to those RSUs when the RSUs become vested and you meet all other terms and conditions of this Agreement.

Upon the date on which you cease to be a member of the Board of Directors of the Company for any reason while in good standing, the Company shall issue to you one share of Stock, in exchange for each RSU for which the Forfeiture Restrictions have lapsed and thereafter you shall have no further rights with respect to such RSU.  The Company shall cause to be delivered to you (or your legal representative or heir) a stock certificate representing those shares of the Stock issued in exchange for RSUs awarded hereby, and such shares of the Stock shall be transferable by you (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable federal or state securities law).

2.                                      SEPARATION FROM SERVICE/CHANGE IN CONTROL.  The following provisions will apply in the event you incur a Separation from Service with the Company and all Affiliates (collectively, the “Company Group”), or a Change in Control of the Company occurs, before the Expiration Date set forth in the Agreement:

2.1           Separation from Service Generally.  Except as provided in Section 2.2 below, if you incur a Separation from Service with the Company Group for any reason before the third anniversary of the Date of Award (the “Third Anniversary Date”), the Forfeiture Restrictions then applicable to the RSUs shall lapse on a prorated basis by dividing the number of days during the period commencing on the anniversary vesting date or Date of Award, as applicable, and ending on the date of your Separation from Service by 1095 if the date of your Separation from Service occurs prior to the first anniversary of the Date of Award, 730 if the date of your Separation from Service occurs after the first anniversary of the Date of Award but prior to the second Anniversary of the Date of Award and 365 if the date of your Separation from Service occurs after the second anniversary of the Date of Award but prior to the Third Anniversary Date, and the number of RSUs remaining subject to the Forfeiture Restrictions shall be forfeited to the Company on the date of your Separation from Service.

2.2           Change in Control of the Company.  If a Change in Control of the Company occurs before the Third Anniversary Date while you are an active member of the Board, all remaining Forfeiture Restrictions shall immediately lapse on the effective date of the Change in Control of the Company.

3.                                      DIVIDEND EQUIVALENTS.  If during the Restricted Period you hold any RSUs awarded hereby and the Company pays a dividend in cash with respect to the outstanding shares of Stock (a “Cash Dividend”) or a dividend in shares of Stock with respect to the outstanding shares of the Stock, then the Company will increase the RSUs awarded hereby that have not been exchanged by the Company for shares of Stock by an amount equal to the product of (a) the RSUs awarded hereby that have not been exchanged by the Company for cash and (b) the amount of the Cash Dividend paid per share of the Stock or the number of shares of Stock paid by the Company per share of the Stock, as applicable (collectively, the “Dividend RSUs”).  Each Dividend RSU will be exchanged for shares of the Stock at the same time and on the same basis as such RSU.

4.                                      NONTRANSFERABILITY.  Notwithstanding anything in this Agreement to the contrary and except as specified below, the RSUs awarded to you under this Agreement shall not be transferable or assignable by you other than by will or the laws of descent and distribution.  You may transfer the RSUs to (a) a member or members of your immediate family, (b) to a revocable living trust established exclusively for you or you and your spouse, (c) a trust under which your immediate family members are the only beneficiaries or (d) a partnership of which your immediate family members are the only partners.  For this purpose, “immediate family” means your spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

The terms applicable to the assigned RSUs shall be the same as those in effect for the RSUs immediately prior to such assignment and shall be set forth in such documents to be executed by the assignee as the Company may deem appropriate.  You may also designate one or more persons as the beneficiary or beneficiaries of your outstanding RSUs under the Plan, and those RSUs shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon your death while holding those RSUs. Such beneficiary or beneficiaries shall take the transferred RSUs subject to all the terms and conditions of the Agreement. Except for the limited transferability provided by the foregoing, outstanding RSUs under the Plan shall not be assignable or transferable.

None of the Company, its employees or directors makes any representations or guarantees concerning the tax consequences associated with the inclusion of this provision in the Agreement or your transfer of the RSUs.  It is your sole responsibility to seek advice from your own tax advisors concerning those tax consequences.  You are entitled to rely upon only the tax advice of your own tax advisors.

5.                                      SALE OF SECURITIES.  Any shares of Stock awarded hereunder may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  You agree that (a) the Company may refuse to cause the transfer of such Shares to be registered on the stock register of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable federal or state securities law and

(b) the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of such shares.

6.                                      SERVICE OR EMPLOYMENT RELATIONSHIP.  For purposes of this Agreement, you shall be considered to be in the service of the Company Group as long as you have a service or employment relationship with the Company Group.  The Committee shall determine any questions as to whether and when there has been a termination of such service relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

7.                                      NOT A SERVICE OR EMPLOYMENT AGREEMENT.  This Agreement is not a service or employment agreement, and no provision of this Agreement shall be construed or interpreted to create a service or employment relationship between you and the Company or any of its Affiliates or guarantee the right to remain as a director of or employed by the Company or any of its Affiliates for any specified term.

8.                                      SECURITIES ACT LEGEND.  If you are an officer or affiliate of the Company under the Securities Act of 1933, you consent to the placing on any certificate for the Shares of an appropriate legend restricting resale or other transfer of the Shares except in accordance with such Act and all applicable rules thereunder.

9.                                      REGISTRATION.  The Shares that may be issued under the Plan are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8.

10.                               LIMIT OF LIABILITY.  Under no circumstances will the Company or any Affiliate be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan.

11.                               MISCELLANEOUS.  This Agreement is awarded pursuant to and is subject to all of the provisions of the Plan, including amendments to the Plan, if any.  In the event of a conflict between this Agreement and the Plan provisions, the Plan provisions will control.  The term “you” and “your” refer to the Grantee named in this Agreement.  Capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Plan.

In accepting the award of RSUs set forth in this Agreement you accept and agree to be bound by all the terms and conditions of the Plan.

SUPERMEDIA INC.

By:
Name:
Title:

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